                      [LETTERHEAD OF KEYCORP APPEARS HERE]

                                                                 Exhibit (24)(b)

                                 CERTIFICATION
                                 -------------

      I, Sheldon R. Hartman, hereby certify that I am the duly elected Assistant Secretary of KeyCorp, a corporation duly organized and existing under the laws of the State of Ohio, that I have in my possession the corporate records regarding the Corporation, that attached hereto is a true and correct copy of a resolution authorizing the increase in the aggregate issue price of securities available for issuance under Shelf Registration dated March 16, 1995, duly adopted by the Board of Directors of the Corporation in a meeting thereof duly called and held March 16, 1995, at which meeting a quorum of the Board was present throughout, and that the resolution has not been rescinded or amended and remains in full force and effect.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of the Corporation this 24th day of March, 1995.



{SEAL}                                       /s/ Sheldon R. Hartman
                                             ----------------------
                                                 Sheldon R. Hartman
                                                 Assistant Secretary

KYR43080.DOC

RESOLUTIONS AUTHORIZING AN INCREASE IN THE AGGREGATE ISSUE PRICE OF SECURITIES AVAILABLE FOR ISSUANCE UNDER SHELF REGISTRATION ADOPTED BY THE BOARD OF DIRECTORS OF KEYCORP ON MARCH 16, 1995.



                RESOLVED, that the Board of Directors has previously authorized by Resolutions adopted by the Board of Directors on March 17, 1994 and on May 19, 1994 (collectively the "Shelf Resolutions") (copies of which are attached hereto), the issuance and sale by the Corporation of Securities (as defined in the Shelf Resolutions adopted on March 17, 1994) having an aggregate issue price of up to $750,000,000 and pursuant to a Registration Statement designated by the U.S. Securities and Exchange Commission as No. 33-53643 (the "KeyCorp Registration Statement").

                RESOLVED, that $155,000,000 remains available for issuance of Securities in the KeyCorp Registration Statement.

                RESOLVED, that the Corporation desires to increase the aggregate issue price of Securities which may be issed and sold pursuant to the Shelf Resolution by an additional $845,000,000.

                RESOLVED, that the aggregate issue price of Securities which may be issued and sold pursuant to the Shelf Resolutions is hereby increased by an additional $845,000,000 to equal a total aggregate amount of Securities available to be issued and sold of $1,000,000,000 and that the Shelf Resolutions, including the authorizations contained therein, are hereby reaffirmed and adopted with respect to such additional authorized amount of Securities, in each case, having the same force and effect with respect to such additional authorized amount of Securities as if such resolutions and authorizations had been incorporated and rewritten herein, including, without limitation, all authority delegated to the Executive Committee and the officers of the Corporation by the Shelf Resolutions adopted on May 19, 1994.

                RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Securities and Exchange Commission amendments to existing Registration Statements or one or more new Registration Statements on Form S-3 (or such other form or forms as are applicable) under the Securities Act of 1933, as amended, pursuant to Rule 415 of the Securities and Exchange Commission for the purpose of registering the offering of the additional amount of Securities authorized by these resolutions on a delayed or continuous basis, and any amendments, post-effective amendments, or supplements thereto, and exhibits and other documents in connection therewith.

                RESOLVED, that Carter B. Chase, James W. Wert, Lee Irving, and Daniel R. Stolzer, or any one of them or any other officer of the Corporation designated by any one of them be, and each of them hereby is, appointed as the attorneys of the Corporation, with full power of substitution and resubstitution, for and in the name, place or stead of the Corporation, to sign and file (a) any registration statement on Form S-3 (or on such other form or forms as applicable), (b) any and all amendments, post-effective amendments, or supplements thereto, and exhibits, and (c) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such additional Securities or such registration, with full power and authority to do, and perform any and all such acts and things whatsoever requisite and necessary to effect such registration.

                RESOLVED, that the officers of the Corporation are authorized to include the Debt Securities (as defined in the Shelf Resolutions adopted on March 17, 1994), if any, under one or more new indentures or the existing Debt Securities Indenture dated as of June 10, 1994, between the Corporation and Bankers Trust Company, as Trustee, or, in case of Subordinate Debt Securities Indenture dated June 10, 1994 between the Corporation and Bankers Trust Company, as Trustee.

                RESOLVED, that the officers of the Corporation be and each of them are hereby authorized to take any and all actions previously authorized under the Shelf Resolutions as to the KeyCorp Registration Statement and to take any and all such other actions not inconsistent with such Shelf Resolutions as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions, and that the signature of any such officer to any document shall be conclusive, as to the approval of the Corporation and this Board of Directors of the form and substance of such written instrument.

                                                                Attachment 1 to
                                                                Exhibit 24(b)



Resolution adopted by the Board of Directors of KeyCorp on March 17, 1994.


          WHEREAS, the Corporation's Registration Statement No. 33-51652, authorized by resolutions adopted by the Executive Committee of the Board of Directors of the Corporation on January 17, 1991, July 17, 1992, and December 17, 1992, and filed on September 3, 1992 with the Securities and Exchange Commission (the "Commission") for the shelf registration of its debt securities has $200,000,000 of unissued subordinated debt remaining unsold and $189,400,000 of unissued medium-term notes remaining unsold, and

          WHEREAS, the Corporation's Registration Statement No. 33-39734, authorized by a resolution adopted by the Executive Committee of the Board of Directors of the Corporation on January 17, 1991 and filed on May 17, 1991 with the Commission for the shelf registration of its preferred stock has $200,000,000 of unissued equity securities remaining unsold, and

          WHEREAS, the Corporation wishes to consolidate the above-referenced shelf registrations and to increase the amount of its securities registered by $160,600,000 so that the total principal amount of securities available for issuance under shelf registration will be $750,000,000, and

          WHEREAS, the Corporation wishes to include additional types of both debt and equity securities to its securities available for issuance under shelf registration to provide enhanced and diversified financing capacity.

          RESOLVED, that the Corporation is hereby authorized to issue, from time to time, in one or more public or private offerings, securities with an aggregate issue price of up to $750,000,000. The securities may be either: (a) debt securities ("Debt Securities") which may be either senior or subordinated indebtedness, including without limitation, medium-term notes; (b) warrants to purchase Debt Securities ("Debt Warrants"); (c) Common Shares with a par value of $1.00 each of the Corporation ("Common Shares") accompanied by rights to purchase Common Shares ("Rights") under the Corporation's Rights Agreement, dated August 25, 1989, as amended; (d) shares of the Corporation's preferred stock with a par value of $1.00 each ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"); (e) warrants to purchase Common Shares, Preferred Stock, or Depositary Shares ("Stock Warrants"), or any combination of the foregoing, either individually or as units consisting of one or more securities. Any issue of subordinated Debt Securities (the "Subordinated Debt Securities") may be exchangeable for Common Shares, perpetual preferred stock, or other equity securities acceptable to the Corporation's primary federal banking regulator ("Capital Securities"), and any issue of Preferred Stock may be exchangeable for any class or series of Capital Securities, or other debt securities of the Corporation. The

Subordinated Debt Securities may be subject to conversion by the Corporation into Capital Securities of the Corporation. Preferred Stock may be subject to conversion by the Corporation into any class or series of Capital Securities. The Debt Securities, the Preferred Stock, the Depositary Shares, and the Common Shares are hereinafter referred to collectively as "Warrant Exercise Items". The Debt Warrants and the Stock Warrants are collectively referred to as the "Warrants" and the Debt Securities, Warrants, Common Shares, Rights, Preferred Stock and Depositary Shares are collectively referred to herein as "Securities". The Securities may be offered and sold in either a single offering or a series of offerings in the United States or elsewhere, may be denominated when issued in U.S. dollars or any foreign currency, currency unit or composite currency ("Currency") and may be issued on such terms as hereafter shall be determined by this Board of Directors.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Commission a Registration Statement on Form S-3 (or on such other form or forms as are applicable) under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Rule 415 of the Commission for the purpose of registering the offering of the Securities on a delayed or continuous basis, and any amendments, post-effective amendments, or supplements thereto, each a "Prospectus Supplement", and exhibits and other documents in connection therewith.

          FURTHER RESOLVED, that the Chief Financial Officer, Treasurer, General Counsel and Secretary, or any one of them or any other officer of the Corporation designated by any one of them be, and each of them hereby is, appointed as the attorneys of the Corporation, with full power of substitution and resubstitution, for and in the name, place or stead of the Corporation, to sign and file (a) a Registration Statement on Form S-3 (or on such other form or forms as are applicable), (b) any and all amendments, post-effective amendments and exhibits thereto, and (c) any and all applications and other documents to be filed with the Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all such acts and things whatsoever requisite and necessary to effect such registration.

          FURTHER RESOLVED, that the Debt Securities will be issued subject to the terms and conditions of one or more indentures and the officers of the Corporation are authorized to include the Senior Debt Securities under the existing Senior Indenture, dated as of December 15, 1992, between the Corporation and Morgan Guaranty Trust Company of New York, Trustee, and to include the Subordinated Debt Securities under the existing Subordinated Indenture, dated as of June 15, 1992, between the Corporation and Morgan Guaranty Trust Company of New York, Trustee.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, in connection with any offering of the Securities, to take any action which any of them may deem necessary or advisable to effect the registration or qualification of the Securities under the securities or blue sky laws of any of the States of the United States of America or to carry out such offering, as contemplated by resolutions heretofore adopted, and in connection therewith to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, and other papers and instruments, to post bonds or otherwise give security as may be required under such laws and to take all such further action as any of them may deem necessary or advisable in order to maintain any such registration or qualification for as long as any such officer may deem to be in the best interests of the Corporation.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to execute and file irrevocable written consents to service of process in all States of the United States of America where such consents may be required or advisable under the securities law thereof in connection with the registration or qualification of the Securities, and to appoint the appropriate person as agent of the Corporation for the purpose of receiving and accepting such process.

          FURTHER RESOLVED that, any form of additional resolution or resolutions required by law or regulation in connection with the foregoing resolutions, be and hereby are adopted, and that the Secretary or any Assistant Secretary of the Corporation be and each of them is hereby authorized to certify as having been adopted by the Board of Directors of the Corporation any such form of resolution, and a copy of each form of resolution so certified shall be attached to the minutes of this meeting.

          FURTHER RESOLVED, that the officers of the Corporation be and each of them are hereby authorized to take any and all action as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions, and that the signature of any such officer to any document shall be conclusive, as to the approval of the Corporation and this Board of Directors of the form and substance of such written instrument.

                                                                Attachment 2 to
                                                                Exhibit 24(b)



Resolution adopted by the Board of Directors of KeyCorp on May 19, 1994.

          WHEREAS, the Corporation's Registration Statement No. 33-51652, authorized by resolutions adopted by the Executive Committee of the Board of Directors of the Corporation on January 17, 1991, July 17, 1992, and December 17, 1992, and filed on September 3, 1992 with the Securities and Exchange Commission (the "Commission") for the shelf registration of its debt securities has $200,000,000 of unissued subordinated debt remaining unsold and $189,400,000 of unissued medium-term notes remaining unsold, and

          WHEREAS, the Corporation's registration Statement No. 33-39734, authorized by a resolution adopted by the Executive Committee of the Board of Directors of the Corporation on January 17, 1991 and filed May 17, 1991 with the Commission for the shelf registration of its preferred stock has $200,000,000 of unissued equity securities remaining unsold, and

          WHEREAS, the Board of Directors of the Corporation adopted a resolution on March 17, 1994, which, in part, authorized the consolidation of the above-referenced shelf registrations and an increase in the amount of its securities registered by $160,600,000 so that the total authorized principal amount of securities available for issuance under the shelf registration is $750,000,000, and authorized the issuance of all such securities under a universal shelf registration in one or more public or private offerings, and

          WHEREAS, all capitalized terms used in these Resolutions without definition shall have the respective meanings assigned thereto in the resolution of the Board of Directors adopted on March 17, 1994, and

          WHEREAS, the Board of Directors deems it advisable to authorize and approve certain actions to be taken in connection with the issuance and sale of the Securities.

          RESOLVED, that the issuance of Securities shall be authorized by the Executive Committee of the Board of Directors; provided, that each of the Chief Financial Officer, the Treasurer, and the Senior Vice President with responsibility for corporate treasury functions of the Corporation (each, a "Designated Officer") are hereby authorized, in the name and on behalf of the Corporation, subject to the limitations set forth in these resolutions, to exercise all of the authority of the Board of Directors in connection with the authorization, issuance, and sale of Debt Securities which are not convertible into Capital Securities of the Corporation, and Debt Warrants. Within the limitations specified in these resolutions, the Executive Committee, or, in the case of an issuance of Debt Securities which are not convertible into Capital Securities of the Corporation, and Debt Warrants, each of the Designated Officers, is hereby authorized and empowered to approve, for and on behalf of the Corporation:

    (a) FOR EACH ISSUANCE OF SECURITIES: (1) the underwriter(s) or dealer(s), if any, to which such Securities are to be sold, or the agent(s), if any, for sales by the Corporation of such Securities; (2) the price to be paid by underwriters or dealers, or the offering prices to other purchasers and any discount to be received by or commission paid to, any underwriters, dealers, or sales agents; (3) the Currency in which the Securities are to be denominated; (4) the date on which the Securities shall be issued and sold; (5) any trustees, security registrars, authenticating or paying agents, exchange agents, or transfer agents; and (6) all other terms and conditions of the Securities, including without limitation:

    (b) FOR EACH ISSUANCE OF DEBT SECURITIES: (1) the form(s) of such Debt Securities; (2) the title of such Debt Securities and whether such Debt Securities are senior or subordinated; (3) the terms of subordination of the Subordinated Debt Securities; (4) any limit upon the aggregate principal amount of such Debt Securities that may be authenticated and delivered under the applicable indenture; (5) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities shall be payable; (6) the rate or rates at which such Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the date or dates on which such interest, if any, will be payable and the record date or dates, if any, for the interest payable on any registered Debt Security on any interest payment date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (7) the maturity date of the Debt Securities; (8) the period or periods within which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Corporation, and whether the Corporation is to have the option; and (9) all other terms and conditions of the Debt Securities;

    (c) FOR EACH ISSUANCE OF PREFERRED STOCK: (1) the designation of each series, which may be by distinguishing number, letter, or title; (2) the authorized number of shares of each series; (3) the dividend rate or rates of the shares of each series; (4) the dates on which dividends, if declared, shall be payable, and in the case of series on which dividends are cumulative, the dates from which dividends shall be cumulative; (5) the redemption rights and price or prices, if any, for shares of each series; (6) the amount, terms, conditions, and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of each series; (7) the amounts payable on shares of each series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation; (8) the authorization of depositary shares and the issuance of depositary receipts, including the determination of the fractional interest in a share of Preferred Stock represented by each depositary receipt, as well as the terms and conditions of any related agreement, the selection of a depositary, and the fees and expenses of such depositary; (9) the restrictions, if any, upon the issuance of any additonal shares of the same series or of any other class or series; (10) the appointment of a registrar and transfer agent for the registration, transfer, and exchange of the Preferred Stock and the appointment of a dividend disbursing and withholding agent for the Preferred Stock; and (11) all other terms and conditions of the Preferred Stock; and

    (d) FOR EACH ISSUANCE OF WARRANTS: (1) the designation, aggregate amounts, price, and terms of the Warrants and the Warrant Exercise Items which may be purchased or sold upon exercise of such Warrants; (2) the designation and terms of any related Securities with which such Warrants may be issued and the number of such Warrants issued with each such Security; (3) the designation, number, purchase price, and terms of the Warrant Exercise Items purchasable upon exercise of the Warrants; (4) the date, if any, on and after which such Warrants and the related Securities will be separately transferable; (5) the principal or other amount of Warrant Exercise Items which may be purchased or sold upon exercise of each Warrant and the price at which such principal or other amount of Warrant Exercise Items may be purchased or sold upon such exercise; (6) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; and (7) all other terms and conditions of the Warrants;

and each Designated Officer and the Executive Committee is hereby authorized, in the name and on behalf of the Corporation, to take any and all such action to do, or authorize to be done, all such things as the Corporation may deem necessary and appropriate to effectuate the purposes of these resolutions.

          FURTHER RESOLVED, that in connection with the proposed sale of the Debt Securities, the Chief Financial Officer, Treasurer, General Counsel and Secretary, and Senior Vice President with responsibility for corporate treasury functions of the Corporation or any other officer of the Corporation designated by any one of them are hereby authorized, for and on behalf of the Corporation, to execute and deliver one or more trust indentures or fiscal

0exagency agreements, including any amendment or supplements thereto with such trustees or fiscal agents as shall be selected by the officers signing such Indenture, in such form and with such provisions as the officers executing such document shall approve.

          FURTHER RESOLVED, that in connection with any proposed sale of Preferred Stock, the Chief Financial Officer, Treasurer, General Counsel and Secretary, and Senior Vice President with responsibility for corporate treasury functions of the Corporation or any other officer of the Corporation designated by any one of them and any Assistant Secretary of the Corporation be, and they hereby are, authorized to execute and cause to be filed with the Secretary of State of the State of Ohio a Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Corporation relating to each series of the Preferred Stock, with a par value of $1 each, of the Corporation, setting forth the initial number of shares and the designation, relative rights, preferences and limitations, to the extent not set forth in Part B of Article
IV of the Amended and Restated Articles of Incorporation, of each series of Preferred Stock, as provided in these resolutions and in the Certificate of Amendment as so filed.

          FURTHER RESOLVED, that the Chief Financial Officer, Treasurer, General Counsel and Secretary, and Senior Vice President with responsibility for corporate treasury functions of the Corporation or any other officer of the Corporation designated by any one of them are hereby authorized, for and on behalf of the Corporation to execute and deliver forms of certificates evidencing the Debt Securities, Preferred Stock, Depositary Shares, Common Shares, or Warrants which signatures may be facsimiles (if any officer whose manual or facsimile signature appears on any of such certificates ceases to be such officer prior to the issuance of such certificate, such certificates shall nevertheless be valid).

          FURTHER RESOLVED that, in connection with the registration with the Commission and the public offering and sale of the Securities by such underwriters as are selected by the officers of the Corporation (the "Underwriters"), the form of underwriting agreement, as approved by the officers of the Corporation, setting forth the terms of the public offering and sale, the Corporation's representations, warranties, and agreements with respect to the filing with the Commission of the Registration Statement, the compliance thereof with the provisions of the 1933 Act, and the accuracy of the statements and other information contained therein, and containing the agreement of the Corporation to indemnify the Underwriters and such persons, if any, as may control any of the Underwriters against certain losses or liabilities which may arise out of actual or alleged misstatements of material facts or actual or alleged omissions to state material facts in the Registration Statement, (the "Underwriting Agreement"), is hereby approved and authorized subject to approval by the Executive Committee of the terms of each issuance of securities as set forth above; that the Chief Financial Officer, Treasurer, General Counsel and Secretary, and Senior Vice President with responsibility for corporate treasury functions of the Corporation or any other officer of the Corporation designated by any one of them or any of them is hereby authorized, for and on behalf of the Corporation, to negotiate, execute, deliver, and perform the Underwriting Agreement.

          FURTHER RESOLVED, that the officers of the Corporation are authorized to execute one or more warrant agreements relating to Warrants in such form as the officers of the Corporation shall approve.

          FURTHER RESOLVED, that the officers of the Corporation are authorized to negotiate and establish a form of depositary agreement for shares of Preferred Stock of which Depositary Shares shall be sold, and the officers of the Corporation are authorized to execute one or more depositary agreements substantially in such form, with such changes or amendments thereto as the officer executing the same may deem necessary or advisable.

          FURTHER RESOLVED, that each of the Chief Financial Officer, Treasurer, General Counsel and Secretary, and Senior Vice President with responsibility for corporate treasury functions of the Corporation or any other officer of the Corporation designated by any one of them is authorized, if they deem it advisable, to apply for listing on the New York Stock Exchange of all or part of the Securities; to execute and file in the name and on behalf of the Corporation any (a) applications on Form 8-A or on any amendment to any Form 8-A theretofore filed for the registration of all or part of the Securities under the Securities Exchange Act of 1934, as amended, in connection with the listing of such securities on a national securities exchange; (b) other documents or agreements which may be necessary or desirable (in the option of the executing officer as evidenced by such execution) to effect such listing; and to appear or authorize representatives to appear on behalf of the Corporation if required, before the committee on listing of such exchange.

          FURTHER RESOLVED, that the Executive Committee is authorized to reserve for issuance out of the Corporation's authorized but unissued Common Shares and Preferred Stock such number of shares as shall be issuable upon conversion of all Debt Securities in accordance with ther terms of the applicable indenture; to reserve for issuance out of the Corporation's authorized but unissued Common Shares such number of shares as shall be issuable upon conversion of all Preferred Stock in accordance with the applicable Supplemental Prospectus; and to issue such reserved Common Shares or shares of Preferred Stock.

          FURTHER RESOLVED that, any form of additional resolution or resolutions required by law or regulation in connection with the foregoing resolutions, be and hereby are adopted, and that the Secretary or any Assistant Secretary of the Corporation be and each of them is hereby authorized to certify as having been adopted by the Board of Directors of the Corporation any such form of resolution, and a copy of each form of resolution so certified shall be attached to the minutes of this meeting.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized to enter into such agreements with a third party or parties as are necessary to provide interest rate protection to the Corporation relating to the issuance of the Securities (or a portion thereof) for such period or periods and pursuant to such other terms and conditions as the Chief Financial Officer or Treasurer determines necessary or advisable, including future, hedging, or other transactions.

          FURTHER RESOLVED, that the officers of the Corporation be and each of them are hereby authorized to take any and all action as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions, and that the signature of any such officer to any document shall be conclusive, as to the approval of the Corporation and this Board of Directors of the form and substance of such written instrument.